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                                                                    EXHIBIT 10.4

                                 LEASE AGREEMENT

                             FIFTH AND PINE BUILDING


        THIS LEASE made this ___day of November, 1999, between PINE STREET DEVELOPMENT L.L.C., a Washington limited liability company ("Landlord"), and RIVALS.COM, INC., a, Washington corporation ("Tenant").

        As parties hereto, Landlord and Tenant agree:

        1. LEASE: The following terms as used herein shall have the meanings provided in this Section 1, unless otherwise specifically modified by provisions of this Lease:

               (a) BUILDING. The building commonly known as the Fifth and Pine Building located on the real property described in Paragraph 2, Premises, with an address of 1513 Fifth Avenue, Seattle, Washington.

               (b) PREMISES. Consisting of the area on the fourth and fifth floors of the Building, as outlined on the floor plan attached hereto as Exhibit A, including the Tenant improvements described in Exhibit B.

               (c) RENTABLE AREA OF THE PREMISES: Approximately 53,466 net rentable square feet, subject to final verification based on Tenant's Final Plans (as defined in Exhibit B). Once such area is finally determined, the Rent, the Allowance, and any other items based on the area of the Premises shall be appropriately adjusted. "Net rentable square feet" and "rentable area" as used in this Lease shall mean "Rentable Area" as determined in accordance with the American National Standard Method of measuring floor space in office buildings as published by the Building Owners and Managers Association International dated June 7, 1996 ("BOMA").

               (d) BASIC PLANS DELIVERY DATE: [TO BE INSERTED]

               (e) FINAL CONSTRUCTION DOCUMENTS DELIVERY DATE: [TO BE INSERTED]

               (f) COMMENCEMENT DATE: February 1, 2000 or such earlier or later date as provided in Section 3 hereof.

               (g)  EXPIRATION DATE:  January 31, 2005

               (h)  RENT:    PENTHOUSE OF 10,387 SQUARE FEET
                             YEARS 1-3:$32.00 PER RENTABLE SQUARE FOOT PER YEAR


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                             YEARS 4-5: $33.00 PER RENTABLE SQUARE FOOT PER YEAR
                             BALANCE OF SPACE OF 43,059 RENTABLE SQUARE FEET
                             YEAR 1-5 $20.60 PER RENTABLE SQUARE FOOT PER YEAR


               (i) SECURITY DEPOSIT/LETTER OF CREDIT: $1,600,000. See Section 6 below.

               (j) PARKING. Landlord shall provide Tenant with parking spaces for up to thirty two (32) automobiles in garages located within three (3) blocks of the Building. All such parking shall be on an unassigned basis, at the rates and terms established by Landlord's agreement with the garage operator and otherwise subject to the terms and conditions of Section 7 below.

               (k)  NOTICE ADDRESSES

                      Landlord:     Pine Street Development L.L.C.
                                    520 Pike Tower, Suite 2200
                                    Seattle, Washington 98101

                      Tenant:       Rivals.com, Inc.
                                    1513 Pine Street
                                    Seattle, Washington 98101

               (l) EXHIBITS. The following exhibits or riders are made a part of this Lease:

                      Exhibit A - Floor Plan of Premises
                      Exhibit B - Tenant Improvements
                      Exhibit C - Janitorial Specification

        2. PREMISES: Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in Section 1(b) hereof as shown on Exhibit A hereto, together with rights of ingress and egress over common areas in the Building located on the land ("Land") more particularly described as follows:

        Lots 10 and 11 in Block 19 of Plats in an Addition to the Town (now
        City) of Seattle, as laid out by A.A,. Denny, according to plat of record in Volume 1 of Plats, page 33 of said records in King County, Washington, except the portion thereof appropriated by the City of Seattle for the widening of Pike Street in King County Superior Court Cause No. 413941, as provided by Ordinance No. 10051 of the City of Seattle.

        3.     COMMENCEMENT AND EXPIRATION DATES

               (a) COMMENCEMENT DATE. Provided that the Premises together with common facilities for access and service thereto have been substantially


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completed, and that Landlord's obligations under Sections 1 and 2 of Exhibit B are complete and a valid Temporary Certificate of Occupancy has been issued for the Building and the Premises ("Completed" or "Completion"), the Commencement Date shall be the date specified in Section 1(f) or such earlier or later date upon which the Premises and common facilities shall be Completed as may be specified in a notice delivered to Tenant at least thirty (30) days prior to the date specified in such notice; or any earlier date when the Tenant occupies the Premises for Permitted Uses. When determined, Landlord shall confirm the Commencement Date to Tenant in writing.

               (b) TENANT OBLIGATIONS. If completion of the Premises is delayed due to the failure of Tenant to fulfill any obligation under this Lease or any exhibit hereto, including without limitation Tenant's failure to comply with the Plan Delivery Dates in Section 1(d) and (e) and Exhibit B, the Lease shall be deemed to have commenced upon the date when the Premises would have been completed but for such delay by Tenant.

               (c) TENANT TERMINATION RIGHTS. In the event, due to delays from any cause other than Tenant's failure to comply with the terms of this Lease, the Premises are not Complete and available for occupancy by Tenant within six months following the date specified in Section 1(f), Tenant may, but shall not be obligated to, terminate this Lease by written notice; provided, however, that such six-month period shall be extended for delays due to causes beyond the reasonable control of Landlord. Termination under this Section 3(c) shall be Tenant's sole remedy and Tenant shall have no other rights or claims hereunder at law or in equity. Notwithstanding the foregoing, if the Premises are not Complete by the date specified in Exhibit 1(f) for any reason, Landlord will pursue the Completion of the Premises with diligence.

               (d) EXPIRATION DATE. The Lease shall expire on the date specified in Section 1(g), provided that if the Tenant is unable to occupy the Premises for a period of more than 30 days from the date specified in Section 1(f), this Lease shall be extended for the same period of time beyond such date, etc.

               (e) RENEWAL TERM. Landlord hereby grants Tenant the option to extend the Lease Term for one (1) period of five (5) years (the "Renewal Term"), upon all of the terms and conditions contained in this Lease, except for Rent and parking. Rent shall be one hundred percent (100%) of the projected net fair market rental rate on the effective date of such renewal for comparable term extensions for comparable space in comparable first class buildings in the area (the "FAIR MARKET RENEWAL RATE"). If Tenant wishes to exercise this extension option, and provided Tenant is not then in default under this Lease, Tenant shall provide written notice of its intent to extend at least nine (9) months prior to the expiration of the then current Lease term. Within thirty (30) days after receipt of such notice, Landlord shall inform Tenant of the proposed Rent and parking


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proposal. If Landlord and Tenant cannot agree on a Rent within sixty (60) days after Tenant's receipt of Landlord's notice, then the Fair Market Renewal Rent shall be determined in accordance with the following binding arbitration provisions.

                      (1) Within fifteen (15) business days after Tenant's irrevocable election to extend the Lease term, Landlord and Tenant shall each identify an impartial valuation expert and notify the other thereof. The expert specified in each such notice must be a commercial real estate professional having not less than ten (10) years' active experience as a real estate professional in the downtown office leasing market in Seattle, Washington. If either party fails to appoint an expert within such fifteen (15) day period, then the determination of the expert first appointed shall be final, conclusive and binding on both parties.

                      (2) The named experts shall together determine the Fair Market Renewal Rate. If the experts fail to agree on the Fair Market Renewal Rate within thirty (30) days of their appointment and the difference in their conclusions about Fair Market Renewal Rate is ten percent (10%) or less of the lower of the two determinations, Fair Market Renewal Rate shall be the average of the two determinations.

                      (3) If the two experts fail to agree on Fair Market Renewal Rate and the difference between the two determinations exceeds ten percent (10%) of the lower of the two determinations, then the experts shall appoint a third expert, similarly impartial and qualified, to determine the Fair Market Renewal Rate. Such third expert shall determine the Fair Market Renewal Rate within thirty (30) days of his or her appointment, and the average of the determinations of the two closest experts is final, conclusive and binding on Landlord and Tenant. Landlord and Tenant shall each execute and deliver an agreement confirming annual rent for the extended term.

                      (4) Landlord and Tenant shall each pay the fees of any expert appointed by Landlord and Tenant, respectively, and Landlord and Tenant shall each pay one-half (_) of the fees of the third expert, if any.

                      (5) Landlord shall provide Tenant with a proposal for parking during the Renewal Term at the same time that Landlord proposes the amount of Rent for the Renewal Term. Tenant acknowledges, however, that because the parking will be provided by a third party, it will not be subject to adjustment, negotiation or arbitration in the same manner as Rent. Such third party parking will be made available to Tenant by Landlord without mark-up or profit by Landlord.

               (f) RIGHT OF FIRST OFFER FOR THIRD FLOOR: Tenant shall have a right of first offer ("Right of First Offer") with respect to any space on the third (3rd) floor of the Building ("Offer Space") that becomes "Available for Lease" (as defined


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below) in accordance with the provisions of this Section 3(f). Offer Space shall be deemed "Available for Lease" when Landlord has determined that the existing tenant in the Offer Space will not extend or renew the term of its lease for the Offer Space, provided that Tenant's rights to the Offer Space shall not apply to the initial lease of space on the third floor of the Building to Saltmine Creative, Inc., and shall be subordinate to any rights of first offer, first refusal or expansion granted under that lease. Within a reasonable time after Landlord has determined that Offer Space is available for Lease (but prior to putting the Offer Space on the market), Landlord shall notify Tenant thereof and of the terms, conditions, and provisions under which Landlord proposes to lease such space. Tenant shall have five (5) days from receipt of such notice within which to elect to lease the space in question under the terms and provisions set forth in Landlord's notice.

               Exercise of such option by Tenant must be made by written instrument delivered to Landlord within such five (5) day period. Should Tenant exercise its rights hereunder, the space in question shall become subject to an amendment to this Lease incorporating the Offer Space into the Premises on all of the terms, provisions, and conditions of this Lease except as otherwise provided in Landlord's notice to Tenant. Tenant may exercise its rights hereunder only as to all space made available to it and not to a portion thereof. If Tenant does not elect to lease such space upon the terms and conditions offered by Landlord, Tenant's rights regarding the Offer Space shall terminate and Landlord shall be entitled to lease such space to a third party upon such terms and conditions as Landlord may determine in its sole discretion.

        4. ACCEPTANCE OF PREMISES: If this Lease is entered into prior to the completion of tenant improvements in the Premises, the acceptance of the Premises by Tenant shall be deferred until Landlord informs Tenant of the substantial completion of such construction. Within five (5) business days ("Inspection Period") after Landlord informs Tenant of such completion, Tenant shall make such inspection of the Premises as Tenant deems appropriate. Except as otherwise specified by Tenant in writing to Landlord within the Inspection Period and except for latent defects not reasonably observable by Tenant, Tenant shall be deemed to have accepted the Premises in their then condition. If, as a result of such inspection, Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements which do not materially affect Tenant's use of the Premises, Tenant shall, during the Inspection Period, notify Landlord of such deviations. Landlord shall promptly repair all such items. The existence of such items shall not postpone the Commencement Date of this Lease or the obligation of Tenant to pay Rent.

        5. RENT: Commencing on the Commencement Date, Tenant shall pay without notice the Rent, the Pass Through Expenses (as defined in Section 10(a) below) and Additional Rent (as defined in Section 20(f)) without deduction


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or offset in lawful money of the United States in advance on or before the first day of each month at Landlord's Notice Address set forth in Section 1(k) hereof, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent, Pass Through Expenses and Additional Rent for any partial month at the beginning or end of the Lease term shall be prorated in proportion to the number of days in such month.

        6. SECURITY DEPOSIT:

               (a) CASH DEPOSIT. As security for the performance of this Lease by Tenant, Tenant has paid to Landlord the Security Deposit as specified in
Section 1(i) hereof, receipt of which is hereby acknowledged. At Tenant's election, all or part of the Security Deposit of $1,600,000 may be in the form of a letter of credit, in which case the provisions of Section 6(b) below shall apply. Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any other sum which Landlord may be required or may in its reasonable discretion deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, within five (5) days of written demand therefor by Landlord, deposit with Landlord the amount so applied. The amount of the Security Deposit held by Landlord and not applied by Landlord under the provisions of this Section 6 shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this Lease. Landlord shall not be required to keep any Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon.

               (b) LETTER OF CREDIT

                      (i) Security Amount. Upon execution of this Lease, Tenant shall provide Landlord with, and shall keep on deposit at all times during the term hereof (except as provided in Section 6(b)(ii) below), a letter of credit in the amount of $1,600,000 ("Credit Amount") to secure Tenant's performance of its obligations under this Lease (the "Letter of Credit"). The terms of payment to which Landlord may make a claim under the Letter of Credit are defined below.

                      (ii) Release Date. The Letter of Credit shall be terminated at such time as Tenant provides Landlord with attestation from DeLoitte & Touche LLP or another nationally recognized accounting firm approved by Landlord, with such approval not being delayed or denied unreasonably, that either (i) Tenant has maintained cash or cash equivalents totaling at least $20,000,000 for at least six (6) consecutive calendar months; or (ii) Tenant has earned a net profit from normal business operations for eight (8) consecutive fiscal quarters ("Release Date"). Tenant shall provide Landlord with Tenant's financial statements.

                      (iii) Reinstatement. If the Letter of Credit has been released due to Tenant's satisfaction of the requirement stated in Section 6(b)(i) above and thereafter Tenant's cash or cash equivalents at any time total less than $10 million, as determined by Tenant's audited financial statements, Tenant shall provide Landlord with a new Letter of Credit in accordance with the terms of this Section 6(b) in an amount equal to $1,600,000.

                      (iv) Terms of Payment. The Letter of Credit shall be payable at sight, upon draft of Landlord, accompanied by the Letter of Credit and


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a certificate signed by a duly authorized officer of Landlord that "Tenant has committed an 'event of default' as defined in this Lease, as Tenant, beyond applicable notice and cure periods." In such event, Landlord shall have the right to draw the full amount of the Letter of Credit and use the proceeds, or so much as is necessary, in payment of any rent or other sums due from Tenant and in default hereunder, reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of Tenant's default. Any proceeds of the Letter of Credit drawn by Landlord in excess of the amount necessary to pay Landlord's expenses and damages incurred as a result of Tenant's default shall be retained by Landlord as a cash Security Deposit in accordance with the terms of Section 6(a) above.

                      (v) Term of Each Credit Facility. The first Letter of Credit may be for a term less than the term of this Lease. The first Letter of Credit shall be deposited with Landlord upon execution of this Lease, and any subsequent Letter of Credit shall be deposited with Landlord no later than forty-five (45) days prior to the expiration of the preceding Letter of Credit unless the terms of 6 (b)(ii) have been met. Subject to 6(b)(ii), no Letter of Credit shall have a term of less than one (1) year.

                      (vi) Actions Upon Non-Renewal. Notwithstanding Subsection
(v) above, upon Tenant's receipt of any notice from the issuing bank that it will not renew or replace the Letter of Credit in the scheduled amount, as required hereunder, for the succeeding period, Tenant shall promptly notify Landlord of such notice and provide Landlord with a copy thereof. If such Letter of Credit is not, in fact, renewed or replaced with a Letter of Credit from another qualified issuer pursuant hereto not later than thirty (30) days prior to expiration of such Letter of Credit, such event shall also be an event of default hereunder, without the necessity of further written notice or time to cure. If Tenant fails to renew or replace the then existing Letter of Credit prior to such forty-five (45) day period, Landlord may draw upon such existing Letter of Credit and hold such funds as a cash Security Deposit until a new Letter of Credit in the amount required under the corresponding period as outlined in the schedule set forth in Subsection (i) above has been provided to Landlord, at which time Landlord shall return to Tenant without interest the amount previously drawn against the prior Letter of Credit. Any draw upon a Letter of Credit by Landlord pursuant to this Section shall not relieve Tenant from its obligation to provide Landlord with a Letter of Credit in the appropriate amount in future years.

                      (vii) Issuer. The Letters of Credit shall be issued by a banking association reasonably acceptable to Landlord. The Letters of Credit shall be assignable and transferable by Landlord.

                      (viii) Purpose of Credit Facility. Tenant acknowledges that the Letters of Credit are intended to provide Landlord with the same


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unconditional and unhinderable access to such security as it would have if
Tenant were to deliver to Landlord cash funds as a Security Deposit.

        7. PARKING: Leasing of parking by Tenant shall be subject to such reasonable rules and regulations as Landlord, the parking operator, or the City of Seattle may publish from time to time. Tenant shall sign a parking contract with the Landlord, the garage operator or the City of Seattle. Tenant shall provide Landlord with thirty (30) days' written notice prior to the Commencement Date of the monthly parking required by Tenant, up to the maximum number specified in Section 1(j) and Tenant will rent the stalls throughout the term of the Lease if required by Landlord's agreement with the parking operator. Notwithstanding the foregoing, Tenant's right to park in the Pacific Place shopping center parking garage shall be revoked if Landlord's right to those spaces is terminated. In such event, Landlord shall use commercially reasonable efforts to locate replacement parking for Tenant. Once Landlord has identified the location and other applicable terms related to the two (2) parking stalls in the garage yet to be identified, Landlord shall so notify Tenant in writing.

        8. USES: The Premises are to be used only for general office purposes ("Permitted Uses"), and for no other business or purpose without the prior written consent of Landlord, which consent may be withheld if Landlord determines that any proposed use is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building or is inconsistent with any restriction on use of the Premises, the Building or the Land contained in any lease, mortgage or other agreement or instrument by which the Landlord is bound or to which any of such property is subject. Tenant shall not commit any act other than a Permitted Use that will increase the then existing rate of insurance on the Building without Landlord's consent. Tenant shall promptly pay upon demand the amount of any increase in insurance rates caused by any act or acts of Tenant. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant in the Building or which is unlawful or which will cause any substantial noise, vibration, smoke or fumes. If Tenant should disturb the quiet enjoyment of any other tenant in the Building, Tenant shall provide adequate insulation or take other action as necessary to eliminate the disturbance. Tenant shall comply with all laws relating to its use or occupancy of the Premises and shall observe such reasonable rules and regulations (not inconsistent with the terms of this Lease) as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building, and for the preservation of good order therein.

        9. SERVICES AND UTILITIES

               (a) STANDARD SERVICES. Landlord shall maintain the Premises and


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the public and common areas of the Building in good order and condition consistent with the operation and maintenance of a first-class office building in downtown Seattle, Washington. Landlord shall furnish the Premises with electricity for normal office use, subject to the limitations set forth in Exhibit B, paragraph I, including lighting and operation of low power usage office machines, water and elevator service at all times during the term of the Lease. Landlord shall also provide lamp replacement service for building standard light fixtures, toilet room supplies, window washing at reasonable intervals, and building janitorial service in accordance with the requirements set forth on Exhibit C attached hereto. No janitorial service shall be provided Saturdays, Sundays or legal holidays. The costs of any janitorial or other service provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants shall be repaid by Tenant as part of the Pass Through Expenses upon receipt of billings therefor.

               From 7:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays, excluding legal holidays ("Normal Business Hours"), Landlord shall furnish to the Premises heat and air conditioning. If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the Landlord's cost of providing such services, shall be paid by Tenant as part of the Pass Through Expenses upon receipt of billings therefor. During other than Normal Business Hours, Landlord may restrict access to the Building in accordance with the Building's security system, provided that Tenant shall have at all times during the term of this Lease (24 hours of all days) reasonable access to the Premises.

               (b) INTERRUPTION OF SERVICES. Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of such services due to any cause whatsoever. No temporary interruption or failure of such services incident to the making of repairs, alterations or improvements, or due to accident, strike or other conditions or events shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder; provided, however, if such interruption or failure shall continue for five (5) business days, Tenant's Rent hereunder shall be thereafter equitably abated to the extent the Premises are thereby rendered untenantable for Tenant's normal business operations until such services shall be restored.

               (c) ADDITIONAL SERVICES. The Building Standard mechanical system is designed to accommodate cooling loads generated by lights and equipment using up to 6.2 VA per square foot. Before installing lights and equipment in the Premises which in the aggregate exceed such amount, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant shall agree to pay the costs of Landlord for installation of supplementary air conditioning or electrical systems as


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necessitated by such equipment or lights.

               In addition, Tenant shall in advance, as part of the Pass Through Expenses, on the first day of each month during the Lease term, pay Landlord the actual costs incurred by Landlord in furnishing electricity for the operation of such equipment or lights that exceed 6.2VA per square foot and the actual costs incurred by Landlord for the operation and maintenance of supplementary air conditioning units necessitated by Tenant's actual use of such equipment or lights. Landlord shall be entitled to install and operate at Tenant's cost a monitoring/metering system in the Premises to measure the added demands on electrical, heating, ventilation and air conditioning systems resulting from such equipment and lights and from Tenant's after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord's instructions for the use of drapes and thermostats in the Building.

               10. COSTS OF OPERATIONS AND REAL ESTATE TAXES

               (a) PASS THROUGH EXPENSES. In addition to the Rent stated in
Section 5 above, Tenant shall pay its pro rata share of operating costs and taxes, as described below (the "Pass Through Expenses"). If Tenant is billed directly by a provider of any of the Pass Through Expenses for its actual use, Tenant shall pay the cost thereof directly to such provider. If Tenant is not billed directly for any of such costs, Landlord shall pass such obligation through to Tenant and Tenant shall pay such costs to Landlord. Upon Landlord's request, Tenant shall pay its pro rata share of any of the Pass Through Expenses directly to the provider thereof.

               (b) DEFINITIONS. For the purposes of this section, "taxes" shall mean taxes and assessments on real and personal property payable during any calendar year with respect to the Land, the Building and all property of Landlord, real or personal, used directly in the operation of the Building and located in or on the Building, together with any taxes levied or assessed in addition to or in lieu of any such taxes or any tax upon leasing of the Building or the rents collected (excluding any net income or franchise tax).

               "Operating costs" or "costs" shall mean all expenses of Landlord for maintaining, operating and repairing the Land and Building and the personal property used in connection therewith, including without limitation insurance premiums, utilities, customary management fees and other expenses which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, operating or repairing the Building; excluding, however: (i) costs of any special services rendered to individual tenants for which a separate charge is collected; (ii) leasing commissions and other leasing expenses; and (iii) costs of improvements required to be capitalized in accordance with generally accepted accounting


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principles, except operating costs shall include amortization of capital improvements made subsequent to initial development of the Building which are designed with a reasonable probability of improving the operating efficiency of the Building, provided that such amortization shall not exceed the reasonably expected savings in operating costs, or which are reasonably responsive to requirements imposed with respect to the Building under any amendment to any applicable building, health, safety, fire or similar code ("code"), or any new code, or any new interpretation of a code, which amendment, code or interpretation is adopted after the Commencement Date of this Lease. In the event the occupancy level of the Building for any year is not one hundred percent (100%) of full occupancy, then the operating costs and taxes for such year shall be proportionately adjusted by Landlord to reflect those operating costs and taxes which would have occurred had the Building been one hundred percent (100%) occupied during such year.

               "Tenant's pro rata share" shall mean a percentage determined by dividing the rentable area of the Premises by: 1) the rentable area of the Building for expenses relating to the entire Building; and 2) by the rentable area of the office space in the Building for expenses relating solely to the office portion of the Building. Landlord will provide an accounting of such calculation to Tenant annually.

               "Year" shall mean the calendar year.

               (c) ESTIMATED COSTS. At the beginning of each year, Landlord shall furnish Tenant a written statement of estimated operating costs and taxes for such year and a calculation of Tenant's pro rata share of any such amount. Tenant shall pay one-twelfth (1/12) of that amount as Pass Through Expenses for each month during the year. If at any time during the year Landlord reasonably believes that the actual costs or taxes will vary from such estimated costs or taxes by more than five percent (5%), Landlord may by written notice to Tenant revise the estimate for such year, and Pass Through Expenses for the balance of such year shall be paid based upon such revised estimates.

               (d) ACTUAL COSTS. Within ninety (90) days after the end of each year or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement setting forth Tenant's pro rata share of the actual operating costs and taxes during the preceding year. If the actual operating costs or actual taxes, or both, exceed the estimates for each paid by Tenant during the year, Tenant shall pay the amount of such excess to Landlord as part of the Pass Through Expenses within thirty (30) days after receipt of such statement. If the actual operating costs or actual taxes, or both, are less than the amount paid by Tenant to Landlord, then the amount of such overpayment by Tenant shall be credited against the next Rent payable by Tenant hereunder.


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               (e) RECORDS AND ADJUSTMENTS. Landlord shall keep records showing all expenditures made in connection with operating costs and taxes, and such records shall be available for inspection by Tenant. Operating costs and taxes shall be prorated for any portion of a year at the beginning or end of the term of this Lease. Notwithstanding this Section 10, the Rent payable by Tenant shall in no event be less than the Rent specified in Section 1(h) hereof.

               (f) PERSONAL PROPERTY TAXES. Tenant shall pay all personal property taxes with respect to property of Tenant located on the Premises or in the Building. "Property of Tenant" shall include all improvements which are paid for by Tenant and "personal property taxes" shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.

        11. CARE OF PREMISES: Landlord shall perform all normal maintenance and repairs to the Premises which Landlord reasonably determines necessary to maintain the Premises and the Building in good operating condition; provided that Landlord shall not be required to maintain or repair any Property of Tenant or any appliances (such as water heaters, refrigerators and the like) which are part of the Premises. Tenant shall take good care of the Premises. Tenant shall not make any alterations, additions or improvements ("Alterations") in or to the Premises, or make changes to locks on doors, or add, disturb or in any way change any plumbing or wiring ("Changes") without first obtaining the written consent of Landlord and, where appropriate, in accordance with plans and specifications approved by Landlord. Tenant shall reimburse Landlord for any reasonable sums expended for examination and approval of architectural or mechanical plans and specifications of the Alterations and Changes and direct costs reasonably incurred during any inspection or supervision of the Alterations or Changes. All damages or injury done to the Premises or Building by Tenant or by any persons who may be in or upon the Premises or Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant.

        12. ACCESS: Tenant shall permit Landlord and its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Premises or the Building. Upon reasonable notice, Landlord shall have the right to enter the Premises for the purpose of showing the Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term.

        13.    DAMAGE OR DESTRUCTION:

               (a) DAMAGE AND REPAIR. If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, or if insurance proceeds sufficient for restoration are for any reason unavailable, then Landlord may no later than the sixtieth day following the damage, give Tenant a notice of election to terminate this Lease. In the event of such election, this Lease shall be deemed to terminate on the third day after the giving of such notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent, Pass Through Expenses and Additional Rent shall be apportioned as of the date of Tenant's surrender and any Rent paid for any period beyond such date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building and insurance proceeds sufficient for restoration are available, Landlord shall restore the Building and the Premises (with improvements substantially comparable in quality to the improvements to the Premises originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord. Notwithstanding the cost of restoration, to the extent that the Premises are rendered untenantable, the Rent shall proportionately abate commencing on the date of damage, except in the event such damage resulted from or was contributed to, directly or indirectly, by the act, fault or neglect of Tenant, Tenant's officers, contractors, agents, employees, clients, customers or licensees, in which event Rent shall abate only to the extent Landlord receives proceeds from any rental income insurance policy to compensate Landlord for loss of Rent hereunder. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or the Building.

               (b) DESTRUCTION DURING LAST YEAR OF TERM. In case the Building or the Premises shall be substantially destroyed by fire or other cause at any time during the last twelve (12) months of the term of this Lease, either Landlord or Tenant may terminate this Lease upon written notice to the other within sixty
(60) days of the date of such destruction.

               (c) TENANT IMPROVEMENTS. Landlord will not carry insurance of any kind on any improvements paid for by Tenant as provided in Exhibit B or on Tenant's furniture, furnishings, fixtures, equipment or appurtenances of Tenant under this Lease and Landlord shall not be obligated to repair any damage thereto or replace the same.

        14. WAIVER OF SUBROGATION: Whether the loss or damage is due to the negligence of either Landlord or Tenant or any other cause, Landlord and Tenant each hereby release and relieve the other, its agents or employees, from responsibility for, and waive its entire claim of recovery for (i) any loss or damage to its real or personal property located anywhere in the Building, including the Building itself, arising out of or incident to the occurrence of any of the perils which are covered by its property and related insurance policies, and
(ii) any loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of or incident to the occurrence of any of the perils covered by any business interruption or loss of rental income insurance policy held by it. Each party shall use best efforts to cause its insurance carriers to consent to the foregoing waiver of rights of subrogation against the other party. Notwithstanding the foregoing, no such release shall be effective except to the extent the applicable insurance policy or policies shall expressly permit such a release or contain a waiver of the carrier's right to be subrogated.

        15. INDEMNIFICATION: Tenant shall indemnify and hold Landlord harmless from and against liabilities, damages, losses, claims and expenses, including attorneys fees, arising from any act, omission, or negligence of Tenant or its officers, contractors, licensees, agents, employees, clients or customers in or about the Building or Premises or arising from any injury or damage to any person or property, occurring in or about the Building or Premises or arising from any breach or default under this Lease by Tenant. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord, or its officers, contractors, licensees, agents, employees, clients or customers or other tenants of the Building.

        Landlord shall indemnify and hold Tenant harmless from and against all liabilities, damages, losses, claims and expenses, including attorneys fees, arising from any act, omission or negligence of Landlord or its officers, contractors, licensees, agents or employees in or about the Building or Premises. or from any breach or default under this Lease by Landlord. Landlord shall not be liable for any loss or damage to persons or property sustained by Tenant or other persons, which may be caused by theft, or by any act or neglect of Tenant or any other tenant or occupant of the Building or any third parties.

        16. INSURANCE:

               (a) TENANT'S INSURANCE. Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, a policy of commercial general liability insurance including contractual liability coverage insuring Tenant's obligations under Section 15, insuring Tenant's activities upon , in or about the Premises or the Building against claims of bodily injury or death or property damage or loss with a limit of not less than Two Million Dollars ($2,000,000) combined single limit and what is commonly referred to as "all risk" coverage insurance (excluding earthquake and flood) on Tenant's leasehold improvements in an amount not less than one hundred percent (100%) of the current replacement value thereof.

               (b) INSURANCE POLICY REQUIREMENTS. All insurance policies required under this Section 16 shall be with companies reasonably approved by Landlord and each policy shall provide that it is not subject to cancellation or reduction in coverage except after thirty (30) days' prior written notice to Landlord. Tenant shall deliver to Landlord upon the Commencement Date and from time to time thereafter, certificates evidencing the existence and amounts of all such policies.

        17. ASSIGNMENT AND SUBLETTING:

               (a) ASSIGNMENT OR SUBLEASE. Tenant shall not assign, mortgage, encumber or otherwise transfer this Lease or sublet the whole or any part of the Premises without in each case first obtaining Landlord's prior written consent. Such consent shall not be unreasonably withheld except: (1) Landlord may withhold its consent if in Landlord's judgment occupancy by any proposed assignee, subtenant or other transferee: (i) is not consistent with the maintenance and operation of a first-class office building due to the nature of the proposed occupant's business or the manner of conducting its business or its experience or reputation in the community, or (ii) is likely to cause disturbance to the normal use and occupancy of the Building; (2) Landlord may withhold in its absolute and sole discretion, consent to any mortgage, hypothecation, pledge or other encumbrance of any interest in this Lease or the Premises by Tenant or any subtenant, whereby this Lease or any interest therein becomes collateral for any obligation of Tenant; and (3) Landlord may withhold its consent to the extent Landlord determines necessary to comply with a restriction on use of the Premises, the Building or the Land contained in any lease, mortgage, or other agreement or instrument by which the Landlord is bound or to which any of such property is subject. No such assignment, subletting or other transfer shall relieve Tenant of any liability under this Lease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. In lieu of granting any such consent, Landlord reserves the right to terminate this Lease or, in the case of a subletting of less than all the Premises, to terminate this Lease with respect to such portion of the Premises, as of the proposed effective date of such subletting or assignment, in which event Landlord may enter into the relationship of landlord and tenant with such proposed assignee or subtenant based upon the Rent and other compensation and terms agreed to by such subtenant or assignee and otherwise upon the terms and conditions of this Lease. In addition, if during the first two years of the Term Tenant enters into a sublease approved by Landlord, the term of which sublease is two (2) years or more, Landlord shall be entitled to retain all consideration payable by the subtenant under such sublease to the extent such consideration exceeds the consideration payable by Tenant under this Lease with respect to the area subleased, prorated based on the area subleased. In connection with each request for an assignment or subletting, Tenant shall pay $300.00 for the cost of processing such assignment or subletting, including attorneys fees, upon demand of Landlord. Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments.

               If Tenant is a corporation or partnership, any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of, or power to vote, a majority of its outstanding voting stock or partnership interests shall constitute an assignment for the purpose of this Section 17. An initial public offering and any subsequent offerings will not be considered an assignment.

               (b) ASSIGNEE OBLIGATIONS. As a condition to Landlord's approval, any potential assignee otherwise approved by Landlord shall assume in writing all obligations of Tenant under this Lease and shall be jointly and severally liable with Tenant for the payment of Rent and performance of all terms, covenants and conditions of this Lease.

               (c) SUBLESSEE OBLIGATIONS. Any sublessee shall assume all obligations of Tenant as to that portion of the Premises which is subleased to such sublessee and shall be jointly and severally liable with Tenant for rental and other payments and performance of all terms, covenants, and conditions of this Lease with respect to such portion of the Premises.


        18. SIGNS: Tenant shall not place or in any manner display any sign, graphics, or any advertising matter anywhere in or about the Premises or the Building at places visible (either directly or indirectly) from anywhere outside the Premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion. Any such consent by Landlord shall be upon the understanding and condition that, upon request of Landlord, Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises or the Building caused thereby. Notwithstanding the foregoing, provided Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant shall be entitled to install and maintain, at Tenant's sole cost, exterior signage on Landlord's exterior directory, consistent with Landlord's signage program for the Building. Tenant realizes that this directory will be shared with other tenants of the Building. All such signage shall comply with all applicable laws and codes and be subject to Landlord's prior written approval, which Landlord may withhold in its sole discretion, with respect to the size, location and design of such signage.

        19. LIENS AND INSOLVENCY:

               (a) LIENS. Tenant shall keep its interest in this Lease and any property of Tenant (other than unattached personal property) and the Premises, the Land and the Building free from any liens or other encumbrances arising out of any work performed or materials ordered or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord harmless from any liability from any such lien, including, without limitation, liens arising from any work performed by or on behalf of Tenant pursuant to Exhibit B hereto. In the event any lien is filed against the Building, the Land or the Premises by any person claiming by, through or under Tenant, Tenant shall, upon request of Landlord, at Tenant's expense immediately cause such lien to be released of record.

               (b) INSOLVENCY. If Tenant becomes insolvent or voluntarily or involuntarily becomes a debtor or alleged debtor in a bankruptcy proceeding, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding.

        20. DEFAULT:

               (a) CUMULATIVE REMEDIES. All rights of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restrain by injunction the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

               (b) TENANT'S RIGHT TO CURE. Tenant shall have a period of five
(5) business days from the date of written notice from Landlord to Tenant within which to cure any default in the payment of Rent, Pass Through Expenses, Additional Rent or other sums due hereunder. Tenant shall have a period of fifteen (15) days from the date of written notice from Landlord to Tenant within which to cure and other default hereunder which is capable of being cured by Tenant; provided, however, that with respect to any default capable of being cured by Tenant but which cannot be cured within such fifteen (15) day period, the default shall not be deemed to be uncured if Tenant commences to cure within fifteen (15) days and for so long as Tenant is diligently prosecuting the cure thereof.

               (c) ABANDONMENT. Abandonment means an absence from the Premises of five (5) days or more while Tenant is in default or Landlord otherwise reasonably determines that Tenant has abandoned the Premises and its interest under this Lease. Abandonment by Tenant shall be considered a default with no right to cure, allowing Landlord to reenter the Premises under Section 20(d).

               (d) LANDLORD'S REENTRY. Upon a default under this Lease by Tenant and expiration of any applicable cure period, Landlord, at its option, may enter the Premises or any part thereof, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof) and at commercially reasonable rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, remodel and change the Premises, Tenant remaining liable for any deficiency computed as provided in Section 20(e). In the case of any default, reentry and/or dispossession by summary proceedings or otherwise, all Rent, Pass Through Expenses and Additional Rent shall become due thereupon and be paid up to the time of such reentry or dispossession, together with such expenses as Landlord may reasonably incur for attorneys fees, advertising expenses, brokerage fees and/or putting the Premises in good order or preparing the same for re-rental, together with interest thereon as provided in Section 35(f) hereof, accruing from the date of any such expenditure by Landlord.

               (e) RELETTING THE PREMISES. At the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent, Pass Through Expenses and Additional Rent due hereunder; second, to the payment of reasonable costs and expenses of such reletting and including, but not limited to, attorneys fees, advertising fees and brokerage fees, and to the costs of any repairs, remodeling and changes in the Premises; third, to the payment of Rent, Pass Through Expenses and Additional Rent due and to become due hereunder, and, if after so applying said Rents there is any deficiency in the Rent, Pass Through Expenses or Additional Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein and any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. Subject to any applicable duty to mitigate damages, the failure of Landlord to relet the Premises or any part or parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the Rent thereof, and in no event shall Tenant be entitled to receive any excess of net Rents collected over sums payable by Tenant to Landlord hereunder. No such reentry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach and default. Should Landlord at any time terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the amount of Rent, Pass Through Expenses and Additional Rent reserved in this Lease for the balance of the Term, as it may have been extended, in excess of the then fair market rental value of the Premises for the same period, plus all court costs and reasonable attorneys fees incurred by Landlord in the collection of the same.

               (f) NONPAYMENT OF ADDITIONAL RENT. All costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease other than Rent or Pass Through Expenses shall be deemed "Additional Rent" and, in the event of nonpayment of Pass Through Expenses or Additional Rent, Landlord shall have all the rights and remedies herein provided for in case of nonpayment of Rent.

        21. PRIORITY: This Lease shall be subordinate to any first mortgage or deed of trust now existing or hereafter placed upon the Land, the Building or the Premises (and any other mortgage or deed of trust upon the written election of Landlord), created by or at the instance of Landlord, and to any and all advances to be made thereunder, and to interest thereon and all modifications, renewals and replacements or extensions thereof ("Landlord's Mortgage"). Upon request, Tenant shall attorn to the holder of any Landlord's Mortgage or any person or persons purchasing or otherwise acquiring the Land, Building or Premises at any sale or other proceeding under any Landlord's Mortgage. Tenant shall properly execute, acknowledge and deliver documents which the holder of any Landlord's Mortgage may require to effectuate the provisions of this Section 21.

        22. SURRENDER OF POSSESSION: Subject to the terms of Section 13 relating to damage and destruction, upon expiration or sooner termination of this Lease, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use, wear and tear excepted.

        23. REMOVAL OF PROPERTY: Tenant shall remove all of its movable personal property and trade fixtures paid for by Tenant which can be removed without damage to the Premises at the expiration or sooner termination of this Lease, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal; and all other improvements and additions to the Premises shall thereupon become the property of Landlord.

        24. NON-WAIVER: Waiver by Landlord or Tenant of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of Rent, Pass Through Expenses or Additional Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent, Pass Through Expenses or Additional Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent, Pass Through

Expenses or Additional Rent.

        25. HOLDOVER: If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy which may be terminated as provided by applicable law. During such tenancy, Tenant shall be bound by all of the terms, covenants and conditions herein so far as applicable, except rental which shall be the greater of (a) the then quoted rates for similar space in the Building or
(b) the Rent, Pass Through Expenses and Additional Rent stated herein.

        26. CONDEMNATION:

               (a) ENTIRE TAKING. If all of the Premises or such portions of the Building as may be required for the reasonable use of the Premises are taken by eminent domain, this Lease shall automatically terminate as of the date title vests in the condemning authority. In the event of a taking of a material part of but less than all of the Building, where Landlord shall determine that the remaining portions of the Building cannot be economically and effectively used by it (whether on account of physical, economic, aesthetic or other reasons) or where Landlord determines the Building should be restored in such a way as to materially alter the Premises, Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. The term of this Lease shall expire upon such date as Landlord shall specify in such notice but not earlier than sixty (60) days after the date of such notice.

               (b) PARTIAL TAKING. Subject to the provisions of the preceding
Section 26(a), in case of taking of a part of the Premises, or a portion of the Building not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area of the Premises is reduced, such Rent reduction to be effective as of the date title to such portion vests in the condemning authority. If a portion of the Premises shall be so taken which renders the remainder of the Premises unsuitable for continued occupancy by Tenant under this Lease, Tenant may terminate this Lease by written notice to Landlord no later than sixty (60) days after the date of such taking and the term of this Lease shall expire upon such date as Tenant shall specify in such notice not later than sixty (60) days after the date of such notice.

               (c) AWARDS AND DAMAGES. Landlord reserves all rights to damages to the Premises for any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award. Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to claim and recover from the condemning authority compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property and leasehold improvements paid for by Tenant (not including Tenant's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.

        27. NOTICES: All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, postage prepaid, to Landlord and to Tenant at the Notice Addresses provided in Section 1(j) (provided that after the Commencement Date any such notice may be mailed or delivered by hand to Tenant at the Premises and to Landlord's principal office in the Building) and to the holder of any mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time be designated by any such party in writing. Notices mailed as aforesaid shall be deemed given on the date of such mailing.

        28. COSTS AND ATTORNEYS FEES: If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Pass Through Expenses, Additional Rent or other payments hereunder or possession of the Premises, the losing party shall pay the prevailing party a reasonable sum for attorneys fees in such suit, at trial and on appeal, and in any bankruptcy proceeding, and such attorneys fees shall be deemed to have accrued on the commencement of such action.

        29. LANDLORD'S LIABILITY: Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord are made and intended not as personal covenants, undertakings and agreements for the purpose of binding Landlord personally or the assets of Landlord except Landlord's interest in the Premises and Building, but are made and intended for the purpose of binding only the Landlord's interest in the Premises and Building, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against Landlord or its partners or their respective heirs, legal representatives, successors or assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease contained.

        30. ESTOPPEL CERTIFICATES: Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: The date this Lease was executed and the date it expires; the date the term commenced and the date Tenant accepted the Premises; the amount of minimum monthly Rent and the date to which such Rent has been paid; and certifying to the extent true: That this Lease is in full force and effect; that all conditions under this Lease to be performed by the Landlord have been satisfied; that there are no claims, defenses or off-sets which the Tenant has against the enforcement of this Lease; that no Rent has been paid more than one month in advance; and such other matters as Landlord may reasonably request. Any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or holder of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee and to have certified that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the security deposit is as stated in the Lease, and that not more than one month's Rent has been paid in advance.

        31. TRANSFER OF LANDLORD'S INTEREST: In the event of any transfers of Landlord's interest in the Premises or in the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing form and after the date of such transfer and such transferee shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee.

        32. RIGHT TO PERFORM: If Tenant shall fail to pay any sum of money required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease, and any sums paid or incurred by Landlord shall be immediately due and payable by Tenant to Landlord. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this
Section 33 as in the case of default by Tenant in the payment of Rent.

        33. QUIET ENJOYMENT: Tenant shall have the right to the peaceable and quiet use and enjoyment of the Premises subject to the provisions of this Lease, as long as Tenant is not in default hereunder.

        34. GENERAL:

               (a) HEADINGS. Titles to Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

               (b) HEIRS AND ASSIGNS. Subject to the provisions of Section 17 hereof, all of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon the Landlord and Tenant and their respective heirs, executors, administrators, successors and assigns.

               (c) BROKERS.

                      1. Tenant hereby represents to Landlord that it has dealt directly with and only with Parker Ferguson of Flinn Ferguson ("Broker") as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease. Landlord agrees to indemnify and hold Tenant harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a written commission agreement between Landlord and Broker.

                      2. Agency Disclosure. At the signing of this Lease, Tenant's agent, Parker Ferguson of Flinn Ferguson, represented (___) Landlord, ( X ) Tenant, or (__) both Landlord and Tenant. Each party signing this document confirms that the prior oral and/or written disclosure of agency was provided to such party in this transaction, as required by RCW 18.86.030(1)(g).

                      3. Landlord and Tenant, by their execution of this Lease, each acknowledge and agree that they have timely received a pamphlet on the law of real estate agency as required under RCW 18.86.030(1)(f).

               (d) ENTIRE AGREEMENT. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises, to Tenant's use of the Building and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

               (e) SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and the remaining provisions hereof shall nevertheless remain in full force and effect.

               (f) OVERDUE PAYMENTS. In the event any Rent, Pass Through Expenses, Additional Rent or other sums payable by Tenant under this Lease are not paid within five (5) days after the date due, Tenant shall pay to Landlord the greater of (i) interest on the overdue amount at a rate equal to three percentage points above the prime rate of interest published or announced from time to time by Seattle First National Bank, or its successor, or, in the absence of an established prime rate, five percentage points over that bank's rate for one year certificates of deposit, but not in excess of the highest lawful rate permitted under applicable laws, calculated from the original due date thereof to the date of payment; or (ii) a late payment fee equal to five percent (5%) of the overdue amount to compensate Landlord for the administrative and collection costs incident thereto.

               (g) FORCE MAJEURE. Except for the payment of Rent, Pass Through Expenses, Additional Rent or other sums payable by Tenant, time periods for Tenant's or Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Tenant's or Landlord's performance is prevented due to circumstances beyond Tenant's or Landlord's reasonable control.

               (h) RIGHT TO CHANGE PUBLIC SPACES. Landlord shall have the right at any time after the completion of the Building, without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building. Nevertheless, in no event shall Landlord diminish any service, change the arrangement or location of the elevators serving the Premises, make any change which shall diminish the area of the Premises, or make any change which shall change the character of the Building from that of a first-class office building.

               (i) GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the state of Washington.

               (j) BUILDING DIRECTORY. Landlord shall maintain in the lobby of the Building a directory which shall include the name of Tenant and any other names reasonably requested by Tenant in proportion to the number of listings given to comparable tenants of the Building.

               (k) BUILDING NAME. The Building will be known by such name as Landlord may designate from time to time.

        IN WITNESS WHEREOF this Lease has been executed as of the day and year first above set forth.

                    LANDLORD:         PINE STREET DEVELOPMENT L.L.C., a
                                      Washington limited liability company

                                      By:    RGHK SEATTLE L.L.C., a Washington
                                             limited liability company, Manager


                                             By:________________________________
                                                   Its__________________________



                      TENANT:                RIVALS.COM, INC., a Washington
                                             corporation


                                             By:________________________________
                                                   Its__________________________

STATE OF WASHINGTON   )
                      )  ss.
COUNTY OF KING        )

        THIS IS TO CERTIFY that on this ___ day of ______________, 1999, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared ____________________, to me known to be the _____________ of RGHK SEATTLE L.L.C., a Washington limited liability company, Manager of Pine Street Development L.L.C., the Washington limited liability company that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and on oath stated that _______________________ was authorized to execute said instrument.

        WITNESS my hand and official seal the day and year in this certificate first above written.

                              Printed Name:_____________________________________
                              Notary public in and for the state of Washington, residing at_______________________________________
                              My appointment expires:___________________________

TENANT CORPORATE ACKNOWLEDGMENT


STATE OF WASHINGTON   )
                      )  ss.
COUNTY OF KING        )

        THIS IS TO CERTIFY that on this ___ day of ___________, 1999, before me, the undersigned, a notary public in and for the state of Washington, duly commissioned and sworn, personally appeared _________________, to me known to be the __________________ of RIVALS.COM, INC., the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument, and that the seal affixed, if any, is the corporate seal of said corporation.

        WITNESS my hand and official seal the day and year in this certificate first above written.

                            Printed Name:_______________________________________
                            Notary public in and for the state of Washington, residing at_________________________________________
                            My appointment expires:_____________________________


                                    EXHIBIT A

                             Floor Plan of Premises

                                 [See attached]


                                  Exhibit A-1

                                    EXHIBIT B
                             FIFTH AND PINE BUILDING
                               TENANT IMPROVEMENTS
                                   RIVALS.COM


        I. IMPROVEMENTS PROVIDED BY LANDLORD Landlord agrees to provide the following existing improvements to the Premises:

               A. Completed Public and/or Core Areas including:

                      (1) Plumbing: Men's restrooms, women's restrooms, and drinking fountains installed in accordance with the plans and specifications for the Building.

                      (2) Electrical: Total electrical service for each floor shall include two (2) panels per floor with forty-two (42), single pull circuit breakers, at twenty (20) ampere each, located in an electrical closet. Tenant's total number of breakers for the Premises shall be determined by Tenant's prorated share of total floor gross leasable area.

               B. Tenant's Usable Area as outlined in Exhibit A shall be completed as follows:

                      (1) Walls: Core walls (equipment rooms, elevator shafts, restrooms, mechanical shafts, stairs) to be sheetrocked and fire taped. Perimeter walls will be insulated and have studs ready for dry wall.

                      (2) Floor: Existing concrete slab. Floor loading capacities: fifty (50) pounds per square foot live load; twenty (20) pounds per square foot partition load.

                      (3) Mechanical: The Building Standard mechanical system is designed to accommodate cooling loads generated by lights and equipment up to
6.2 VA per square foot. If Tenant's design or use of the Premises results in concentrated loads in excess of 6.2 VA per square foot (e.g., data processing areas, conference rooms, and machine rooms), then any additional engineering design and installation of mechanical and/or electrical equipment and/or controls required to accommodate such excess shall be provided at Tenant's cost pursuant to Section II of this Exhibit B.

                      (4) Fire Sprinklers: Existing fire protection grid to Tenant's Usable Area.

                      (5) Fire Alarm Systems: System connection point


                                  Exhibit B-28
provided on each floor.

                      (6) Columns: Columns will be the existing concrete columns with existing plaster skimcoat, or GWB on metal stud enclosures patched to receive Tenant's finish.

                      (7) Electrical: The building is designed for a total of
12.2 VA per square foot. It is broken down for the following: 1.2 VA /sf lighting, 2.5 VA /sf for Non PC load, 2.5 VA /sf for PC load, and 6.0 VA /sf heat load. If Tenant's design or use of the Premises results in power loads in excess of 12.2 VA/sf capacity provided by Landlord, then any additional engineering design and installation of electrical equipment and/or controls required to accommodate such excess shall be provided at Tenant's cost pursuant to Section II of this Exhibit B.

                      (8) Telephone: US West is providing one hundred, sixty-five (165) pair.

                      (9) Ceiling: Providing existing ceiling grid hangers.

                      (10) Entry Access Card System: System connection point provided on each floor.

                      (11) Signage: Building Standard directory signage at building exterior and building lobby.

                      (12) Window Coverings: Building standard perimeter window blinds will be installed on all windows.

        II. IMPROVEMENTS BY LANDLORD AT TENANT'S EXPENSE

               A. FREEZE PROTECTION MECHANICAL SYSTEM: Medium velocity mechanical trunk duct and fan powered VAV boxes. VAV boxes installed one (1) each per two thousand, five hundred (2,500) square feet. Electrical distribution from electrical panels to VAV boxes.

               B. VAV BOXES: 25 VAV boxes, electric heat coils and controls pre-purchased by Landlord on behalf of Tenant.

        III. IMPROVEMENTS BY TENANT Design and construction of all improvements in the Premises beyond those listed in Section I of this Exhibit B shall be provided at Tenant's expense. Landlord shall pay the cost of such additional improvements up to an amount equal to thirty dollars ($30.00) per


                                  Exhibit B-29
square foot of "Tenant's Rentable Area" as outlined on the floor plan(s) in Exhibit A, for a total payment by Landlord of one million, three hundred and three thousand, nine hundred and eighty-seven dollars ($1,303,987.00) ("Tenant Improvement Allowance"). The Tenant Improvement Allowance shall be applied to the cost of design and construction of such improvements including, but not limited to: architectural and engineering design, doors, door frames, hardware, paint, wall coverings, base, ceilings, lights, mechanical distribution, diffusers, thermostats, sprinkler distribution, sprinkler heads, , fire extinguishers and cabinets, telephone DATA and electrical outlets, light switches, floor coverings, contracting fees, emergency lighting, exit signs, fire alarm devices and all applicable permit fees and sales tax.

        The Tenant Improvement budget shall include construction management services by Pine Street Development. Fee for such service shall be four percent (4%) of total construction cost, including revisions (whether positive or negative costs). Such construction manager shall obtain construction pricing from Pine Street Development's General Contractor, obtain construction permits and government approvals, and assume specific responsibility for delivery of the Premises as defined in the Lease and the Exhibit B, provided Tenant shall have met the drawing delivery dates herein.

        Tenant Interior Signage shall be provided by Tenant at Tenant's expense. Landlord has designed a standard interior signage package which Tenant may elect to use. Consult Landlord for design details.

        Fire Extinguishers: One (1) each fire extinguisher every three thousand (3,000) square feet, maximum seventy-five (75) feet apart, strapped to columns.

        IV. BUILDING STANDARD IMPROVEMENTS Tenant shall use the following Building Standard items: exterior window blinds (required by Landlord); door and frames; hardware; lighting fixtures; and heating, ventilating, and air conditioning, VAV boxes, electric heat distribution and controls, ceiling tile and grid.


        V. DESIGN OF TENANT IMPROVEMENTS Tenant shall retain the services of a qualified "Office Planner" licensed to practice architecture in the state of Washington, approved by Landlord, to prepare the necessary drawings for Schematic Plans and Final Construction Documents and timely supply the necessary information to the Landlord's mechanical, electrical, and structural engineers that allows them to complete their drawings. Landlord's engineers shall prepare engineering Construction Drawings referred to in Section V(C) of this Exhibit B for construction of the tenant improvements in Tenant's


                                  Exhibit B-30

Usable Area. All Tenant's Plans shall be subject to approval of Landlord in accordance with this Exhibit B.

        Tenant's Office Planner shall ensure that the work shown on Tenant's Plans is compatible with the Building Shell & Core Plans, Building Code, laws and that necessary Shell & Core Building modifications are included in Tenant's Plans. Such modifications shall be subject to the Landlord's approval.

               A. On or before the indicated date below, at Tenant's expense, Tenant shall supply to Landlord for review and approval with two (2) reproducible copies and three (3) black line prints of the following Tenant Plans. Landlord will pay for the cost of any additional drawings sets reproduced.

               SCHEMATIC PLANS DELIVERY DATE: ____________________________ .

               The Schematic Plans due on this date shall be approved and signed by Tenant and comply with the following paragraph.

               On this date, Tenant's Office Planner shall deliver to Landlord for review fully dimensioned CAD architectural floor plans showing partition layout, identifying each room with a number and each door with a number, for construction estimating. The Schematic Plans must clearly identify and locate
(i) equipment requiring plumbing or other special or supplementary mechanical or electrical systems, (ii) area(s) subject to above-normal floor loads, (iii) special openings in the floor, (iv) and other major or special features. The specific CAD system to be used shall be approved by Landlord for compatibility with the other Building drawings.

               The Tenant's Office Planner shall indicate on the drawings or in a Workletter, the scope of work, description of non-Standard Building finishes, quantity of telephone and power outlets, quantity of HVAC zones required, and quantity and type of light fixtures.

               B. On or before the indicated date below, at Tenant's expense, Tenant shall supply Landlord with two (2) reproducible copies and three (3) black line prints of the following Tenant Plans. Landlord will pay for the cost of any additional drawings sets reproduced.

               CONSTRUCTION DOCUMENT DELIVERY DATE: __________________________

               On this date, Tenant's office planner shall deliver to Landlord for


                                  Exhibit B-31
review and approval Tenant approved Construction Documents which will incorporate the Schematic Plans referenced in Section V (A) above, plus the following additional information:

                      (1) Electrical and Telephone Outlets: Locate all power and telephone requirements. Dimension each outlet from a corner and give height above concrete slab for all critically located outlets. Identify all dedicated circuits and identify all power outlets greater than 120 volts. For the equipment used in these outlets which require dedicated circuits and/or which require greater than one hundred, twenty (120) volts, identify the type of equipment, the manufacturer's name and the manufacturer's model number, and submit product literature for each piece of equipment. Also identify the manufacturer's name of the Tenant's phone system and the power requirements, size, and location of its processing equipment. Provide cut sheet on any special equipment requiring plumbing.

                      (2) Reflected Ceiling Plan: Lighting layout showing location and type of all Building Standard and non-Building Standard lighting fixtures.

                      (3) Furniture Layout: Layout showing furniture location so that Landlord's electrical engineer can review the location of all light fixtures and plan for furniture power/cabling connection points. Also provide furniture cut sheets and produce information to describe electrical coordination needs.

                      (4) Additional Engineering Information: Information for Tenant's atypical engineered plumbing, structural, electrical, and mechanical needs.

                      (5) Any Non-Standard Building Finishes: Provide cut sheets and material samples for Landlord review and approval.

                      (6) Millwork Details: These drawings shall include, but not be limited to, construction details of all cabinets, paneling, trim, bookcases, and door and jamb details for non-Building Standard doors and jambs.

                      (7) Keying Schedules and Hardware Information: This information shall be in final form and include, but not be limited to, a Keying
Schedule indicating which doors are locked and which key(s) open each lock, plus an "X" on the side of the door where the key will be inserted if a keyed door. Complete specifications for all non-Building Standard hardware will also be provided.


                                  Exhibit B-32

                      (8) Room Finish and Color Schedule: This information shall be in final form and include locations and specifications for all wall finishes, floor covering and base for each room. If any revised finishes are determined, then new specifications and samples shall be provided.

                      (9) Construction Notes and Specifications: Complete specifications for every item included except those specified by the Landlord.

               Construction Documents are to be approved and signed by Tenant and delivered to Landlord by the Construction Documents Delivery Date. Landlord shall return one (1) signed set to Tenant for Tenant's records. Prior to issuing Construction Documents, Final Engineering drawings shall be forwarded to Tenant's Office Planner for review and coordination verification with Construction Documents. Tenant's Office Planner shall incorporate Engineering Drawings with Tenant's Construction Documents for transmittal to the General Contractor.

               Tenant shall be responsible for delays and additional costs in completion of the Tenant Improvements incurred as a result of changes made to any of Tenant's Plans after the specified Plan Delivery Date, delays caused by Tenant's failure to comply with the Plan Delivery Dates, delays caused by Tenant's failure to provide adequate specifications or information for the completion of Tenant's Plans, or by delays caused by Tenant's specification of special materials.


        VI. CONSTRUCTION OF TENANT IMPROVEMENTS

               A. AUTHORIZATION TO PROCEED: Upon completion of Tenant's Construction Documents and at the request of Tenant, Landlord shall provide to Tenant written notice of the price for improvements beyond those listed in
Section I of this Exhibit B. Within five (5) business days of receipt of such price, Tenant shall give Landlord written authorization to complete the Premises in accordance with such Construction Documents. Tenant may in such authorization delete any or all items of extra cost; however, if Landlord deems these changes to be extensive, at its option, Landlord may refuse to accept the authorization to proceed until all changes have been incorporated in the Construction Documents signed by Tenant. Landlord will reprice the revised Construction Documents and shall provide Tenant written notice of revised price. Tenant shall provide Landlord with acceptance of the revised price within five (5) business days of receipt of said price. In the absence of such written authorization to proceed, Landlord shall not be obligated to commence work on the Premises, and Tenant shall be responsible for any costs due to any resulting


                                  Exhibit B-33
delay in completion of the Premises and as provided in Section 3(b) of the Lease.

               The following step shall be followed by Tenant and Tenant's Office Planner when requesting revisions or changes:

                      (1) Tenant and Tenant's Office Planner notify Landlord of request for change.

                      (2) Tenant's Office Planner and Landlord discuss change with contractors and engineers as appropriate, to determine most efficient solution to revision.

                      (3) Upon agreement of the solution, Office Planner shall prepare all plans and specifications necessary to show and explain the changes from the approved Construction Documents, and shall deliver these documents to the Landlord.

                      (4) Landlord shall obtain a written estimate for the cost of engineering services and construction to incorporate the approved change.

                      (5) Landlord shall deliver the above engineering and construction estimates along with an estimate of impact upon project schedule (if any) in writing to the Tenant for approval within five (5) business days of receipt of such estimate, Tenant shall give Landlord written authorization to proceed. Tenant shall pay for the identified costs of the change within ten (10) days of receipt of billing statement from Landlord.

               B. PAYMENTS: Prior to commencement of Tenant Improvements, if there are improvements to be constructed at Tenant's cost, Tenant shall deposit in Construction Escrow one hundred percent (100%) of any additional cost (the "Additional Cost Deposit"). The Construction Escrow shall be invested pursuant to Tenant's instructions so long as there are sufficient liquid funds available to pay for the improvements to be constructed at Tenant's cost as they become payable. If at any time during construction there are not sufficient liquid funds available in the Construction Escrow or if the cost of improvements to be constructed at Tenant's cost increase, Tenant shall deposit additional funds into the Construction Escrow so that the Additional Cost Deposit equals one hundred percent (100%) of the additional costs to be paid by Tenant. Tenant shall approve the disbursements of funds within ten (10) days of receipt of the monthly statement from Landlord. Such approval shall not be unreasonably withheld and shall be limited to Tenant's verification that the sums disbursed relate to improvements properly completed pursuant to the Tenant


                                  Exhibit B-34

Improvement Plans and/or related documents.

               Landlord's contractor under contract with the Landlord shall complete Tenant's improvements in accordance with Tenant's approved Construction Documents. Payments for all improvements beyond those listed in Section I of this Exhibit B, shall be paid proportionately from the Tenant Improvement Allowance and the Additional Cost Deposit. Any costs above these amounts shall be paid by Tenant paying within ten (10) days after receipt of monthly progress statements from Landlord, the full amount of any further progress billings. Final billing shall be rendered and payable within ten (10) days after acceptance of the Premises by Tenant in accordance with the terms of the Lease.

               C. CONSTRUCTION DOCUMENT MODIFICATIONS: If Tenant approves any revision price in writing, Landlord shall have such Construction Documents changes made, and Tenant shall promptly pay Landlord for this cost. Promptly upon completion of such changes in the Construction Documents, Landlord shall notify Tenant in writing of the costs, if any, which shall be chargeable or credited to Tenant for such change, addition or deletion. The cost for such changes, whether chargeable or credited to Tenant, shall include a Construction Management fee equal to fifteen percent (15%) of the amount of such change, addition or deletion. In the absence of Tenant's approval, Landlord shall proceed in accordance with the previously approved Construction Documents before such change, addition or deletion was requested. In accordance with Section 3(b) of the Lease, Tenant shall be responsible for any resulting delay in completion of the Premises due to modification of Construction Documents. Tenant shall also be responsible for any demolition work required as a result of the change.

               D. WARRANTY: Landlord warranties and guarantees the work for a one (1) year period, commencing upon occupancy, Tenant acceptance, or substantial completion, whichever comes first.

               E. TENANT'S ENTRY TO PREMISES: Tenant's entry to the Premises for the purpose of Tenant planning for Construction by Tenant's agents, or any other purpose, prior to the Commencement Date as specified in Section 3(a) of the Lease shall be scheduled in advance with Landlord and shall be subject to all the terms and conditions of the Lease, except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, Office Planner, licensees, agents, servants, employees, guests, invitees, or visitors.

               F. TENANT'S TELEPHONE AND COMPUTER/DATA SERVICE: Tenant is responsible for Tenant's telephone service, computer and data


                                  Exhibit B-35
service, obtaining any applicable permits and related cabling. Tenant shall select and coordinate installation of such communication and information systems, and shall coordinate installation with the Landlord, pursuant to
Section 36 of the Lease.

        VII. IMPROVEMENTS CONSTRUCTED BY TENANT The terms "Tenant's Work" or "Work" shall mean any work performed by Tenant, whether Tenant's initial Work or Work subsequent thereto. IF ANY WORK IS TO BE PERFORMED IN CONNECTION WITH TENANT IMPROVEMENTS ON THE PREMISES BY TENANT OR TENANT'S CONTRACTOR:

                             (a) such Work shall proceed upon Landlord's written
approval of (i) Tenant's contractor, (ii) insurance and additional insureds satisfactory to Landlord carried by Tenant's contractor, (iii) detailed plans and specifications for such Work, and (iv) amount of general conditions to be paid by Tenant to Landlord for the services if any to be provided by Landlord's contractor for Tenant's contractor; and

                             (b) all Work performed by Tenant or Tenant's
contractor shall be scheduled with Landlord and Landlord's Shell & Core contractor as needed for jobsite coordination of activities. Tenant shall supply Landlord with a written schedule describing the timing of its work activities; and

                             (c) Tenant or Tenant's contractor shall arrange for
necessary utility, hoisting, and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Landlord's contractor; and

                             (d) Tenant shall promptly reimburse Landlord for
costs incurred by Tenant due to faulty Work done by Tenant or its contractors, or by reason of any delays caused by such Work, or by reason of inadequate clean-up; provided that Tenant shall first have an opportunity to cure such faulty Work; and

                             (e) prior to commencement of any Work on the
Premises by Tenant or Tenant's contractor, Tenant or Tenant's contractor shall enter into an indemnity agreement and a lien priority agreement satisfactory to Landlord and Landlord's lender(s) indemnifying and holding harmless Landlord and Landlord's contractors for any liability, losses or damages directly or indirectly from lien claims affecting the land, the Building or the Premises arising out of Tenant's or Tenant's contractor's Work or that of subcontractors or suppliers, and subordinating any such liens to the liens of construction and permanent financing for the Building; and


                                  Exhibit B-36

                             (f) Landlord shall have the right to post a notice
or notices in conspicuous places in or about the Premises announcing its non-responsibility for the Work being performed therein; and

                             (g) Tenant to maintain good labor relations and all
Work by Tenant shall be done with union labor recognized by the AFL-CIO in accordance with all union labor agreements applicable to the trades being employed.

               A. TENANT'S ENTRY TO PREMISES: Tenant's entry to the Premises for purpose of Tenant planning for Construction by Tenant's agents, or other purpose, prior to the Commencement Date as specified in Section 3(a) of the Lease shall be scheduled in advance with Landlord and shall be subject to all the terms and conditions of the Lease, except the payment of Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, Office Planner, licensees, agents, servants, employees, guests, invitees, or visitors.

               B. COMMENCEMENT OF CONSTRUCTION: Tenant may not commence any Work until this Lease has been fully executed, Landlord has approved Tenant's Working Drawings, all required insurance certificates have been furnished to Landlord, all building permits have been obtained, and Tenant has complied with all other requirements herein and elsewhere in this Lease.

                      (1) A representative of Tenant and Tenant's contractor(s) shall meet with Landlord at the Landlord's office prior to start of construction to discuss construction-related items. Tenant's representative shall contact the Landlord's Tenant Coordinator in advance to schedule said meeting at a mutually satisfactory time.

                      (2) Without limitation to any provision of this Lease, prior to commencement of any Work at the Premises Tenant shall furnish Landlord the following:

                             (a) the names, addresses, representatives and
telephone numbers of the General Contractor and all subcontractors ("Tenant's Contractors"); and

                             (b) Certificates of Insurance evidencing the
insurance required of Tenant and Tenant's General Contractor(s) as provided in this Lease, including this Exhibit B; and

                             (c) a detailed construction schedule; and


                                  Exhibit B-37

                             (d) "Construction Deposit": Tenant shall pay
Landlord the sum of Ten Thousand Dollars ($10,000.00) in cash upon execution of this Lease as security to Landlord for Landlord's construction costs incurred in preparing the Premises for Tenant's occupancy. If Tenant defaults under this Lease, Landlord may apply these funds to offset Landlord's construction costs.

               The Construction Deposit shall be returned to Tenant upon completion of all Tenant's Work in accordance with the approved Working Drawings, provided Tenant owes no amounts to Landlord in connection with the construction. If during construction, amounts are withdrawn from the construction deposit for reasons described above, the Tenant shall promptly replenish the deposit.

               C. CONSTRUCTION REQUIREMENTS:

                      (1) A copy of the executed contract between Tenant and Tenant's General Contractor covering all of Tenant's obligations under this Exhibit B; such contract shall be in form satisfactory to Landlord.

                      (2) Tenant's General Contractor's acknowledgment of receipt of the Landlord's Tenant Contractor Manual.

                      (3) Proof that Tenant's General Contractor is licensed to work in the State of Washington.

                      (4) A specific job-site safety program, as required by the State of Washington.

                      (5) All Tenant's Contractors shall be union, bondable, licensed contractors, having good labor relations, capable of working in harmony with Landlord's General Contractor and other contractors in the Building.

                      (6) Tenant shall coordinate Tenant's Work with other construction work at the Building, if any. Landlord specifically reserves the right to approve Tenant's Contractor(s). If Landlord does not give Tenant such approval with respect to any Contractor(s), Tenant shall contract with another General Contractor and/or subcontractor(s), as the case may be, for the completion of Tenant's Work.

                      (7) In addition to the items in paragraph C of this Exhibit B, Landlord requires the following:


                                  Exhibit B-38

                             (a) proof in form satisfactory to Landlord of
Tenant's financial ability to cause Tenant's Work to be completed and fully paid for prior to opening for business; and

                             (b) Tenant's Work shall be subject to the
inspection of Landlord's representative when the Work is being performed; and

                             (c) Tenant's General Contractor shall maintain at
the Premises during construction a complete set of approved Working Drawings bearing Landlord's approval stamp, a complete set of the City of Seattle's approved permit drawings, original copies of necessary building permits, Landlord's construction criteria, a copy of Landlord's Design Criteria, and an updated project schedule.

                      (8) If any Work being performed by Tenant requires access through the premises of any other Tenant (vacant or occupied) or otherwise will affect any other premises or Common Area and Landlord has approved Tenant's drawings illustrating such Work, Tenant shall be responsible for coordinating such Work with such other Tenant and Landlord, restoring the Tenant's premises to its original condition (or condition mutually agreed to between Landlord and Tenant if adjacent Tenant premises is not yet occupied or adjacent premises is a building Common Area) following the Work, and compensating said other Tenant or Landlord for any costs incurred by them on account of such Work, including loss of rent or income.

               D. TEMPORARY FACILITIES: The cost of any work performed by Landlord on behalf of Tenant under this Exhibit, including any temporary facilities provided, shall become due and payable in full within ten (10) days after Tenant has been invoiced for same by Landlord.

                      (1) If not already available in the Premises, Tenant shall provide temporary heat, air-conditioning, humidity control and ventilation for the Premises during construction if Tenant desires the same.

                      (2) Tenant shall make the necessary temporary electrical connections at a source designated by Landlord prior to beginning its Work at the Premises so that it shall have electricity during its construction period. Tenant shall pay for said electricity as billed by the electrical company or by Landlord (as Landlord reasonably determines), as is applicable. The charge to Tenant for Landlord's provided service will be eight hundred dollars ($500.00) per month for each month or a portion of a month.

                      (3) If Tenant requires water service during construction


                                  Exhibit B-39
and Landlord is able to provide it, Landlord shall do so at a designated location and bill Tenant as Landlord reasonably determines.

                      (4) Tenant shall place all trash in trash containers at a pick-up area or areas designated by Landlord. Tenant shall be responsible for breaking down boxes as may be required. At Landlord's option, Tenant shall contract with Landlord's contractor to furnish its own trash containers at Tenant's cost or share a portion of the Landlord's Shell & Core dumpster facilities at Tenant's cost or shall provide Tenant's own dumpsters.

                      (5) Tenant shall be solely responsible for removal from Premises and legal disposal of any containers or material as part of Tenant's Work considered as hazardous waste by the local sanitation authority, and Tenant shall take all precautions to assure that such containers are not placed in Landlord's disposal containers.

                      (6) Landlord may utilize a recycle bin refuse program and, if made available to Tenant, Tenant shall take necessary precautions to sort refuse and to prevent cross contamination of recycle containers.

                      (7) Tenant shall not permit trash to accumulate within the Premises or in areas adjacent to the Premises, within Landlord's building, or adjacent to Landlord's building. Should Landlord remove Tenant's trash from these areas after providing twenty-four (24) hours advance notice to Tenant's contractor, this work shall be performed at Tenant's expense.

                      (8) Tenant shall provide temporary sanitary facilities for Tenant's use at Tenant's expense.

                      (9) Tenant shall take all necessary precautions to contain construction "wash-up" liquids (such as grout wash, paint wash, etc.) and prevent entry of such liquids into Landlord's sanitary or storm waste system. Tenant's contractor shall prepare a construction "wash-up" program for approval by Landlord. All construction wash-up shall be conducted at a location designated by Landlord.

                      (10) In the event any of Tenant's direct hired utilize Landlord provided conveyance systems, Tenant shall schedule usage of the operated material hoist or elevators for conveyance of Tenant's materials and pay for the cost thereof as determined by Landlord or Landlord's contractor. Hours of usage shall be solely at the discretion of Landlord's General Contractor, and all scheduling shall be conducted directly with Landlord's General Contractor. Tenant shall coordinate all hoisting through Landlord's designated


                                  Exhibit B-40
representative for such purpose.

                      (11) Tenant shall make prior written request to Landlord's designated representative for any overtime scheduling for freight hoisting. Provided Landlord determines, at its sole discretion, that same is available, Tenant shall pay for all overtime incurred during such special hoisting period(s) in addition to the charge determined as set forth above.

                      (12) Tenant shall not perform any Work at the Premises without temporary construction barricades to isolate the Premises from adjacent Premises without protecting common areas. The barricade shall be constructed in such a manner so as not to interfere with Landlord's construction and shall be installed in accordance with Landlord's requirements. No signs shall be allowed on any barricades or areas exposed to view outside the building Premises except those, if any, provided by Landlord. Landlord shall have the right to remove any nonpermitted signs without liability or prior notice.

                      (13) Upon completion of Tenant's initial Work, Tenant shall notify the Landlord's Tenant Coordinator. Upon said notification, Landlord's designated representative shall inspect the Premises and, if the Premises are constructed in accordance with the approved Drawings, said representative shall issue a Letter of Acceptance for the Premises. If Landlord believes the Premises have not been constructed in accordance with the approved Drawing, Landlord shall so notify Tenant or Tenant's Contractor. Tenant shall not occupy the space prior to Landlord's issuance of a Letter of Acceptance. Tenant shall furnish Landlord a copy of a Certificate of Occupancy for the Premises before Tenant opens for business.

                      (14) All Work performed by Tenant during its construction period, or otherwise during the Term, shall be performed so as to cause the least possible interference with other tenants, Landlord's Shell & Core contractor, and the operation of the building or adjacent buildings, and Landlord shall have the right to impose reasonable requirements with respect to timing and performance of the Work in order to minimize such interference. When adjacent Tenant's Premises have opened for business, work causing noise, odor or vibration outside the Premises shall be performed only during hours the adjacent tenants at the Building are not open. Tenant shall take all precautionary steps to protect its facilities and the facilities of others affected by the Work (including Landlord's finishes in Common Areas) and shall police same properly. Construction equipment and materials are to be located in confined areas, and truck traffic is to be routed to and from the site as directed by Landlord so as not to burden the construction or operation of the building or surrounding areas. All Work shall be confined to the Premises. Tenant's direct hire Contractors (if any) shall


                                  Exhibit B-41
coordinate with Landlord's on-site representative for the delivery and removal of its equipment and materials. Landlord shall have the right to order Tenant, Tenant's General Contractor, or any of Tenant's subcontractor(s) who willfully violate the above requirements to cease work and to remove its/their equipment and employees from the building immediately.

                      (15) Tenant and/or Tenant's contractor shall take precautions to protect adjacent tenants and tenants on common air distribution systems from airborne dust, dirt and contaminants, VOC's (volatile organic compounds such as paint thinner or varnish vapors) including, if necessary, isolating or otherwise protecting Landlord's central air distribution and return air systems (including return air plenum) from entry of these potential contaminants.

                      (16) It is understood and agreed that Tenant's contractor(s) shall perform said Work in a manner and at times that do not impede or delay Landlord's Construction Manager/General Contractor in the completion of the Premises as provided in the Lease, and that Tenant and its contractor(s) shall not in the performance of Tenant's Work do anything that tends to jeopardize the labor relations of others in the Building. Any delays in the completion of the Premises or the commencement of the Lease term and any damage to any work caused by Tenant's contractor shall be at the cost and expense of Tenant.

               E. CONTRACTOR INSURANCE: Tenant shall cause its General Contractor and all subcontractors to maintain during the construction period the following insurance:

                             (a) commercial general liability insurance, with
limits of not less than six million dollars ($6,000,000.00) per occurrence (the portion of such coverage over two million dollars [$2,000,000.00] may be provided under an umbrella or excess liability policy), for personal injury, bodily injury or death or property damage or destruction, arising out of or relating to the contractor's work at or in connection with the Premises and completed operations for one (1) year following job completion and shall provide for a waiver of subrogation by the insurance company; and

                             (b) workers' compensation insurance with respect to
each contractor's workers at the site or involved in the Tenant's Work, in the amount required by statute; and

                             (c) employer's liability insurance in the amount of
at least one million dollars ($1,000,000.00) per accident and at least one million dollars ($1,000,000.00) for disease for each employee; and


                                  Exhibit B-42

                             (d) comprehensive automobile liability insurance
covering all owned, hired or non-owned vehicles, including the loading and unloading thereof, with limits of not less than two million dollars ($2,000,000.00) per occurrence (the portion of such coverage over one million dollars [$1,000,000.00] may be provided under an umbrella or excess liability policy); and

                             (e) builder's risk property insurance upon the
entire Tenant's Work to the full replacement cost value thereof.

                      (1) Landlord, Landlord's managing agent, and such other parties as designated by Landlord, shall be additional insureds, naming Owner/Landlord, Tenant, Landlord's General Contractor, and all subcontractors.

                      (2) All insurance required hereunder shall be provided by responsible insurers rated at least A and X in the then current edition of Best's Key Rating Insurance Guide and shall be licensed in the State of Washington. Tenant shall provide, or cause its contractors to provide, such certificates prior to any Tenant's Work being performed at the Premises. Such certificates shall state that the coverage may not be changed or canceled without at least thirty (30) day's prior written notice to Landlord.


                                  Exhibit B-43

                                   EXHIBIT "C"

                             FIFTH AND PINE BUILDING
                               SEATTLE, WASHINGTON

BUILDING STANDARD CLEANING SPECIFICATIONS


SERVICE DESCRIPTION


A.  OFFICE AREAS

Nightly

1. Sweep all resilient flooring using specially treated cloths to insure dust free floor. Damp mop composition flooring. Vacuum and spot clean carpeted areas and rugs. Rake shag carpeting, moving light furniture other than desks, file cabinets, etc. Damp mop and touch up flooring in traffic areas and pivot points.

2. Empty and damp clean wastepaper baskets, ashtrays, receptacles, etc., and insert protective plastic liners if provided or required.

3.      Clean cigarette urns and replace sand.

4. Remove wastepaper and waste materials using special janitorial carriages to designated containers.

5. Dust and wipe clean all furniture, fixtures, desks, filing cases, bookshelves, equipment, displays, and window sills with specially treated cloths; damp wipe telephones. Do not move tenant's materials.

6. Dust baseboards, chair rails, trim, louvres, pictures, charts, etc., within reach.

7.      Wash and sanitize drinking fountain and coolers.

8.      Wash sinks, toilets, and related plumbing fixtures.

9.      Clean mirrors and metalwork.

10.     Spot clean walls, switches, doors, ceilings, lights, etc.

11.     Dust and clean all window heating and cooling units.

12. Check all doors and door frames for general cleanliness and remove scuffs and fingermarks.

As Necessary

1.      Clean interior glass partitions and doors.

2.      Machine-scrub flooring.

3.      Wash wastebaskets and ashtrays.

4.      Buff traffic areas and pivot points.

5.      Clean blinds, including tapes and cords.

Weekly

1.      Dust wood paneling.

2.      Sanitize telephones.

3.      Remove dust and cobwebs from ceilings.

Quarterly

1.      Damp wipe all ceiling grills and air intakes.

2. Wash and apply one coat of approved floor finish to composition flooring.

3.      Vacuum upholstered furniture and drapes.


                                  Exhibit C-44

4. High dust walls, partitions, pictures, wall hangings, lighting fixtures, window frames, blinds and visible overhead pipes.

 Annually

1.      Clean blinds thoroughly.

2.      Clean light fixtures thoroughly.

3.      Clean walls and ceilings thoroughly.

4.      Wash exterior windows with approved methods and materials.

B. ENTRANCE LOBBIES:

 Nightly

1.      Clean entryway glass and metalwork.

2.      Sweep and wash all flooring, vacuum and spot clean carpeting.

3.      Clean cigarette urns or cigarette disposal units and trash containers.

4.      Clean walls.

5.      Clean doorknobs, kick plates, directional signs and door saddles.

6.      Clean telephones, telephone booth areas and mailbox areas.

7.      Clean directory.

8.      Vacuum foul weather carpet strips. Spot clean when necessary.

As Necessary

1.      Steam clean foul weather carpet, carpet strips and other carpeting.

2.      Machine scrub flooring; rinse with clear water.

3.      Clean lights, globes and fixtures.

4.      Dust down all metal.

5.      Rub down all metal.

6.      Add sand to cigarette disposal units.

C. LAVATORIES

Nightly

1.      Sweep and wash flooring with approved germicidal detergent solution.

2. Wash and polish mirrors, powder shelves, dispensers, hand dryers, brightwork, etc., including flushometers, piping, and toilet seat hinges.

3. Wash both sides of toilet seats, wash basins, bowls and urinals with approved germicidal detergent solution.

4. Hand dust and spot wash all partitions, including top ledges and tile walls, dispensers, ceilings, light fixtures, switches and receptacles.

5.      Empty, clean and sanitize wastepaper and sanitary disposal receptacles.

6. Clean and fill soap dispensers, sanitary napkins, toilet tissue, and paper towel dispensers.

7. Remove wastepaper and refuse to designated trash area using special janitorial carriages.

8.      Insert plastic liners in waste receptacles.

Weekly

1. Machine scrub floors, hand brush corners, and hand brush toilet edges with approved germicidal detergent solution.


                                  Exhibit C-45

Monthly

1. Wash partitions, tile walls, enamel surfaces with approved germicidal detergent solution.

2. Dust light fixtures exteriors and all other surfaces not reached in nightly cleaning.

3.      Clean all ceiling vents and grills.

D. PUBLIC CORRIDORS, STAIRWELLS, SERVICE AREAS AND CONCOURSE

Nightly

1.      Vacuum and spot clean carpeting.

2.      Damp mop and spray buff terrazzo and tile floors.

3.      Sweep and damp mop concrete floors.

4.      Seep and damp mop stairwells and landings, washing walls when necessary.

5.      Clean baseboards of marks and wax buildup.

6.      Empty and clean ashtrays and sand urns; replace sand.

7.      Clean directories.

8. Clean corridor glass and metalwork. Clean entryway glass and metalwork in Concourse.

9.      Spot clean walls, ceiling, lights, etc.

10.     Remove trash and debris.

11.     Clean and sanitize telephones and booth areas.

12.     Keep slop sink and closets clean and orderly.

13.     Keep electrical and telephone closets clean and free of storage.

14.     Clean and sanitize drinking fountains.

15.     Dust window ledges and blinds.

Weekly

1.      Clean all door vents.

Quarterly

1.      Seal terrazzo floors.

2.      Damp wipe all ceiling grills and air intakes.

3.      Wash light fixtures.

4.      Wash walls and ceiling in stairwells.

Semi-Annually

1.      Strip and wax stairs.

2. Polish all metal, kickplates, etc., on all office, lavatory and closet doors.

Annually

1.      Seal stairwell stairs.

E. ELEVATORS

Nightly

1.      Clean floors.

2.      Clean walls, rails, and buttons.

3.      Clean and remove debris from ceiling.

4. Wash doors on both sides.

Monthly


                                  Exhibit C-46

1.      Deep clean floors.

2.      Wash ceiling.

F. STOREROOMS, TRASHROOMS AND DOCKS

1.      Keep floors clean; wash and mop as necessary.

2.      Place trash in designated containers.

3.      Keep trash containers clean.

4.      Keep doors and fixtures clean.

5.      Keep janitorial supplies and equipment in designated areas.


                                  Exhibit C-47